EXHIBIT 99.5(a)

Investment Advisory Agreement
Pacific Select Fund and Pacific Mutual Life Insurance Company

 ADVISORY AGREEMENT

Agreement, made this 9th day of November, 1987 between Pacific Select Fund ("Fund"), and Pacific Mutual Life Insurance Company ("Adviser").

WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Beneficial Interest") in eight separate Series with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund initially established eight series to be designated as the Money Market Series, Managed Bond Series, the High Yield Bond Series, the Government Securities Series, the Growth Series, the Equity Income Series, the Multi-Strategy Series, and the International Series, (the "Initial Series"), such Series together with all other Series subsequently established by the Fund with respect to which the Fund desires to retain the Adviser to render investment advisory services hereunder and with respect to which the Adviser is willing so to do (being herein collectively referred to as the "Series").

Therefore, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1. Appointment. The Fund hereby appoints the Adviser to act as manager and investment adviser to the Fund with respect to Initial Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

In the event the Fund establishes one or more classes other than the Initial Series with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Fund in writing, whereupon such class shall become a Series hereunder.

2. Duties. Subject to the general supervision of the Board of Trustees, the Adviser shall provide general, overall advice and guidance with respect to the Fund's portfolio and provide advice and guidance to the Fund's Trustees. In discharging these duties the Adviser shall, either directly or indirectly through others selected by it pursuant to Section 7 of this Agreement manage the investments of the Fund and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series' investment objectives and policies as stated in the Fund's current registration statement on Form N-1A under the Securities Act of 1933 ("Registration Statement") and subject to the following understandings:

     (a) The Adviser shall furnish and implement a continuous investment program which is consistent with the investment policies and objectives of each of the Series, and determine from time to time what investments or securities will be purchased, retained, sold or lent by each Series and what portion of the assets will be invested or held invested as cash;

     (b) The Adviser shall use the same skill and care in the management of each Series' portfolio as it uses in the administration of other accounts for which it has investment responsibility as agent;

     (c) The Adviser, in the performance of its duties and obligations under this Agreement shall act in conformity with the Registration Statement of the Fund and with the instructions and directions of the Board of Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     (d) The Adviser shall determine the securities to be purchased, sold or lent by each of the Series and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. The Adviser will supervise the acquisition and disposition of investments by the Fund, including the selection of the brokers or dealers to carry out portfolio transactions in accordance with the policies set forth in the Registration Statement. In accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-(T) thereunder, and subject to any other applicable laws and regulations, the Adviser is authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions.

     (e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as its other clients, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     (f) The Adviser shall maintain books and records with respect to the Fund's securities transactions and shall render to the Board of Trustees of the Fund such periodic and special reports as the Board may reasonably request.

     (g) The Adviser agrees to provide the Fund with necessary office space, telephones, and personnel competent to perform administrative and clerical functions for the Fund.

     (h) The Adviser will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     (i) The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as its services hereunder are not impaired thereby.

     (j) The Adviser shall not disclose or use any records or information obtained pursuant to this Agreement, in any manner whatsoever except as expressly authorized in the Agreement, and will keep confidential any information obtained as Adviser to the Fund, and disclose such information only if a Fund officer has authorized such disclosure, or if sure disclosure is expressly required by applicable federal or state regulatory authorities.

3. Documents. The Fund has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

     (a) certified resolution of the Board of Trustees of the Fund authorizing the appointment of the Adviser and approving the form of this Agreement;

     (b) the Registration Statement as filed with the Securities and Exchange Commission and any amendments thereto;

     (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

4. Records. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Fund under this Agreement. The Adviser further agrees to pay or cause its affiliates to pay all salaries, fees and expenses of any officer or trustee of the Fund who is an officer, director or employee of the Adviser. The Adviser shall not be required to bear the following expenses: fees and expenses (including legal fees) of the trustees of the Fund who are not officers, directors or employees of the Adviser or any affiliate thereof; salary and expenses of any officers or directors or employees of the Fund who are not affiliated with the Adviser or any affiliate thereof; interest expenses; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of registering and qualifying the Fund with the Securities and Exchange Commission and with any state commissions; accounting and legal costs; insurance premiums; expenses of obtaining quotations on the Fund's portfolio securities and pricing of the Shares of Beneficial Interest of the Series; recordkeeping expenses (except that the Adviser shall bear its expenses of maintaining records pursuant to Section 4 of this Agreement); custodian fees and expenses; expenses of maintaining the Fund's legal existence and of shareholders' meetings; expenses of preparation of reports, proxies and prospectuses and of printing and distributing reports, proxies and prospectuses to existing shareholders, and fees and expenses of the Fund's membership in industry organizations.

6. Compensation. For the services provided and the expenses borne by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser a fee at an annual rate on the Money Market Series of .40% of the first $250 million of the average daily net assets of the Series, .35% of the next $250 million of the average daily net assets of the series, and .30% of the average daily net assets of the series in excess of $500 million; on the Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, and Multi-Strategy Series of .50% of the first $250 million of the average daily net assets of each of the series, .45% of the next $250 million of the average daily net assets of each of the Series, and .40% of the average daily net assets of each of the Series in excess of $500 million; and on the International Series of .65% of the first $250 million of the average daily net assets of the Series,
 .60% of the next $250 million of the average daily net assets of the Series, and .55% of the average daily net assets of the Series in excess of $500
million.  This fee shall be computed and accrued daily and paid monthly.    The
Adviser agrees that it will reimburse a Series, up to the amount of its fees payable under this Agreement with respect to the assets of that Series, if and to the extent that the total expenses of such Series for such year (including compensation payable pursuant to this Agreement, but excluding interest, taxes, brokerage commissions, and extraordinary expenses) exceed limits applicable to the Series in any state in which shares of the Series are then registered and qualified for sale.

7. Sub-contracts. In rendering the services required under this Agreement, the Adviser may, subject to the approval of the Trust, its Shareholders, and Trustees, to the extent required under law, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement, and may contract with such other parties as the Adviser deems appropriate to obtain information, advisory and management services and other assistance, but any fees, compensation or expenses to be paid to any such party shall be paid by the Adviser, and no obligation shall be incurred on the Fund's behalf in any such respect. Any such person contracted to provide advisory and management services for one or more Series will be designated a "Portfolio Manager." A Portfolio Manager may, in turn, at its own expense, employ or associate one or more persons to assist it in cerrying out its functions. For so long as the Fund sells its shares to a separate account of Pacific Mutual Life Insurance Company, the Advisor shall be responsible for making inquiries and for insuring that any Portfolio Manager, any employee thereof, any person or firm that a Portfolio Manager has employed or with which it has associated, or any employee thereof has not, in any material connection with the handling of Fund assets:

     a) been convicted, in the last 10 years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of sections 1341, 1342, or 1343 of Title 18, United States Code; or

     (b) been found by any state regulatory authority, within the last 10 years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

     (c) been found by any federal or state regulatory authorities, within the last 10 years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

8. Liability of the Adviser. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Adviser nor its stockholders, officers, directors, employees or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission connected with or arising out of any investment advisory services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in performance of the Adviser's duties or by reason of reckless disregard of the Adviser's investment advisory or other obligations and duties under this Agreement.

9. Continuation and Termination. This Agreement shall take effect on the effective date of the Registration Statement, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter with respect to each Series so long as each such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Fund, or (ii) by vote of a majority of the outstanding voting shares of the Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be not amended in any material respect without a majority vote of the outstanding voting shares (as defined in the 1940 Act).

However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated by the Fund at any time for any reason, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund, or with respect to a Series, by vote of a majority of the outstanding voting shares of such

Series, on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Fund. In the event of termination for any reason, all records shall promptly be returned to the Fund, free from any claim or retention of rights by the Advisor. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

  Adviser agrees that it will keep confidential and not disclose or use any records of or information in its possession relating to the Fund obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to the investment advisory relationship, and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is expressly required by federal or state regulatory authorities.

10. Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all investments made pursuant to this Agreement and reserve the right to direct, approve or disapprove any action hereunder taken on its behalf by the Adviser.

11. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

12. Use of Name. It is understood that the name "Pacific", "Pacific Mutual", "Pacific Select" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Fund and/or the Series have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to such Fund and/or Series. Upon termination of this Agreement the Fund (or Series) shall forthwith cease to use such name (or derivative or logo) and, in the case of the Fund, shall promptly amend its Agreement and Declaration of Trust to change its name.

13. Notices. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 700 Newport Center Drive, Newport Beach, California 92660 or at such other address or to such individual as shall be specified by the Adviser to the Fund. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to 700 Newport Center Drive, Newport Beach, California, 92660 or at such other address or to such individual as shall be specified by the Fund to the Adviser.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15. To the extent permitted, this Agreement may not be assigned by either party without the prior written consent of the other party.

16. (a) Applicable Law. This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, any rule or order of the Securities and Exchange Commission thereunder or any other applicable law or regulation of the United States.

     (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (c) Nothing herein shall be construed as constituting the Adviser an agent of the Fund or the Series.

17. Fund Obligation. A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Fund by a Trustee of the Fund in her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                            PACIFIC SELECT FUND

                            By:  /s/ THOMAS C. SUTTON
                               President

                            PACIFIC MUTUAL LIFE INSURANCE COMPANY

                            By:  /s/ WILLIAM CVENGROS
                               Executive Vice President

                         ADDENDUM TO ADVISORY AGREEMENT
                         ------------------------------


     The Advisory Agreement, made the 9th day of November, 1987, and subsequently amended on January 17, 1989, between the PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust, and PACIFIC MUTUAL LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement.

                                  WITNESSETH:

     WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest ("Beneficial Interest") in separate Series with, such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently consists of eight series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, and International Series; and

     WHEREAS, the Fund intends to establish an additional Series to be designated as the Equity Index Series; and

     WHEREAS, the Fund desires to appoint the Adviser as manager and investment adviser to the Equity Index Series under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Adviser to act as manager and investment adviser with respect to the Equity Index Series which, together with all other Series previously established, shall each be a Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph six (6), "Compensation," as amended
                                         ------------
by this Addendum.

     2.   Section six (6) ("Compensation") of the Agreement is amended by adding
                            ------------
the following underscored language immediately after the second semicolon in the first sentence of that paragraph six (6):

               "On the Equity Index Series of .24% of the first $100 million of the average dialy net assets of the Series, .20% of the next $100 million of the average daily net assets of the Series, and .15% of the average daily net assets of the Series in excess of $200 million."

This Addendum shall take effect as of the date of its execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.


                                    PACIFIC SELECT FUND


                                    /s/ TC SUTTON
Date:  1/17/89                      By:  Thomas C. Sutton
                                         President



                                    PACIFIC MUTUAL LIFE
                                    INSURANCE COMPANY


                                    /s/ WILLIAM D. CVENGROS
Date:  1/17/89                      By:  William D. Cvengros
                                         Executive Vice President

                         ADDENDUM TO ADVISORY AGREEMENT
                         ------------------------------

     The Advisory Agreement, made the 9th day of November, 1987, and subsequently amended on January 17, 1989, between the PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust, and PACIFIC MUTUAL LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 4th day of January, 1994.

                                  WITNESSETH:

     WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest ("Beneficial Interest") in separate Series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently consists of nine series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series and Equity Index Series; and

     WHEREAS, the Fund intends to establish one additional Series to be designated as the Growth LT Series; and

     WHEREAS, the Fund desires to appoint the Adviser as manager and investment adviser to the Growth LT Series under the provisions set forth in the Agreement and in this Addendum; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Adviser to act as manager and investment adviser with respect to the Growth LT Series which, in addition to all other Series previously established, shall be deemed one of the Series under the Agreement, subject to the terms and conditions as specified in the Agreement, including section six (6), "Compensation," as amended by this Addendum.
                  ------------


     2.   Section six (6) ("Compensation") of the Agreement is amended by
                            ------------
replacing the first paragraph with the following language:

         "6.  Compensation.  For the services provided and the expenses borne by
              ------------
     the Adviser pursuant to this Agreement, the Fund will pay to the Adviser a fee at an annual rate on the Money Market Series of .40% of the first $250 million of the average daily net assets of the Series, .35% of the next $250 million of the average daily net assets of the Series, and .30% of the average daily net assets of the Series in excess of $500 million; on the Managed Bond, High Yield Bond, and Government Securities Series of .60% of the average daily net assets of the Series; on the Growth, Equity Income, and Multi-Strategy Series of .65% of the average daily net assets of the Series; on the Growth LT Series of .75% of the average daily net assets of the Series; on the International Series of .85% of the average daily net assets of the Series; and on the Equity Index Series of .25% of the first $100 million of the average daily net assets of the Series, .20% of the next $100 million of the average daily net assets of the Series, and .15% of the average daily net assets of the Series in excess of $200 million. This fee shall be computed and accrued daily and paid monthly."

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                                        PACIFIC SELECT FUND

Attest:  /s/ AUDREY L. MILFS            By: /s/ TC SUTTON
Name:  Audrey L. Milfs                      Name:  Thomas C. Sutton
Title:    Secretary                         Title: President

                                        PACIFIC MUTUAL LIFE
                                        INSURANCE COMPANY


Attest: /s/ DIANE N. LEDGER             By: /s/ WILLIAM CVENGROS
Name:  Diane N. Ledger                      Name:  William D. Cvengros
Title:   Assistant Vice President           Title:  Chief Investment Officer


Attest: /s/DIANE N. LEDGER              By: /s/ GLENN S. SCHAFER
Name:  Diane N. Ledger                      Name:  Glenn S. Schafer
Title:    Assistant Vice President          Title:    Chief Financial Officer

                         ADDENDUM TO ADVISORY AGREEMENT
                         ------------------------------


     The Advisory Agreement, made the 9th day of November, 1987, and subsequently amended on January 17, 1989, between the PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust, and PACIFIC MUTUAL LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 15th day of August, 1994.

                                  WITNESSETH:

     WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest ("Beneficial Interest") in separate Series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently consists of ten series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series, Equity Index Series and Growth LT Series; and

     WHEREAS, the Fund intends to establish two additional Series to be designated as the Equity Series and the Bond and Income Series; and

     WHEREAS, the Fund desires to appoint the Adviser as manager and investment adviser to the Equity Series and Bond and Income Series under the provisions set forth in the Agreement and in this Addendum; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Adviser to act as manager and investment adviser with respect to the Equity Series and Bond and Income Series which, in addition to all other Series previously established, shall each be deemed one of the Series under the Agreement, subject to the terms and conditions as specified in the Agreement, including section six (6),

"Compensation," as amended by this Addendum.
-------------

     2.   Section six (6) ("Compensation") of the Agreement is amended by
                            ------------
replacing the first paragraph with the following language:

               "6.  Compensation.  For the services provided and the expenses
                    ------------
     borne by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser a fee at an annual rate on the Money Market Series of .40% of the first $250 million of the average daily net assets of the Series, .35% of the next $250 million of the average daily net assets of the Series, and .30% of the average daily net assets of the Series in excess of $500 million; on the Managed Bond, High Yield Bond, Government Securities, and Bond and Income Series of .60% of the average daily net assets of the Series; on the Growth, Equity Income, Equity, and Multi-Strategy Series of .65% of the average daily net assets of the Series; on the Growth LT Series of .75% of the average daily net assets of the Series; on the International Series of .85% of the average daily net assets of the Series; and on the Equity Index Series of .25% of the first $100 million of the average daily net assets of the Series, .20% of the next $100 million of the average daily net assets of the Series, and .15% of the average daily net assets of the Series in excess of

     $200 million. This fee shall be computed and accrued daily and paid monthly."

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                                        PACIFIC SELECT FUND


ATTEST: /s/ AUDREY L. MILFS             By: /s/ TC SUTTON
  Name:   Audrey L. Milfs                   Name:  Thomas C. Sutton
  Title:  Secretary                         Title: President


                                        PACIFIC MUTUAL LIFE
                                        INSURANCE COMPANY

ATTEST: /s/ DIANE N. LEDGER             By: /s/ WILLIAM D. CVENGROS
  Name:   Diane N. Ledger                  Name:  William D. Cvengros
  Title:  Assistant Vice President         Title: Chief Investment Officer

ATTEST: /s/ DIANE N. LEDGER             By: /s/ GLENN S. SCHAFER
  Name:   Diane N. Ledger                  Name:  Glenn S. Schafer
  Title:  Assistant Vice President         Title: Chief Financial Officer

                                      -5-